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                                                                      EXHIBIT 11

                  DELPHI FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE RESULTS



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
                                                                        Three Months Ended                 Nine Months Ended
                                                                           September 30,                      September 30,
                                                                    ----------------------------     -----------------------------
                                                                        1996             1995             1996             1995
                                                                    -----------     ------------     ------------     ------------

Computation for consolidated statements of income:

   Income from continuing operations ........................       $14,512,000     $  8,709,000     $ 38,091,000     $ 22,837,000
   Discontinued operations, net of income tax benefit
     Loss from operations ...................................                --         (397,000)        (765,000)      (1,240,000)
     Loss on disposal .......................................                --               --       (5,836,000)              --
                                                                    -----------     ------------     ------------     ------------
   Net income ...............................................       $14,512,000     $  8,312,000     $ 31,490,000     $ 21,597,000
                                                                    ===========     ============     ============     ============

   Weighted average number of common shares
     outstanding during the periods .........................        17,906,046       14,076,358       17,011,640       14,084,384
   Add common equivalent shares (determined using
     the "treasury stock" method) representing shares
     issuable upon exercise of stock options ................         1,671,666          424,159        1,408,495          440,704
                                                                    -----------     ------------     ------------     ------------
   Weighted average number of common shares used
     in computation of earnings per share ...................        19,577,712       14,500,517       18,420,135       14,525,088
                                                                    ===========     ============     ============     ============

   Results per share of common stock:
     Income from continuing operations ......................       $      0.74     $       0.60     $       2.07     $       1.57
     Discontinued operations, net of income tax benefit
       Loss from operations .................................                --            (0.03)           (0.04)           (0.08)
       Loss on disposal .....................................                --               --            (0.32)              --
                                                                    -----------     ------------     ------------     ------------
     Net income .............................................       $      0.74     $       0.57     $       1.71     $       1.49
                                                                    ===========     ============     ============     ============

Assuming full dilution:

   Weighted average common shares outstanding ...............        19,577,712       14,500,517       18,420,135       14,525,088
   Incremental common shares applicable to stock
     options based on the more dilutive of
     the common stock ending or average (during
     the period) market value per share .....................            22,834            1,959            8,918            3,329
                                                                    -----------     ------------     ------------     ------------
   Weighted average common shares,
     assuming full dilution .................................        19,600,546       14,502,476       18,429,053       14,528,417
                                                                    ===========     ============     ============     ============
   Results per share of common stock, assuming full dilution:
     Income from continuing operations ......................       $      0.74     $       0.60     $       2.07     $       1.57
     Discontinued operations, net of income tax benefit
       Loss from operations .................................                --            (0.03)           (0.04)           (0.08)
       Loss on disposal .....................................                --               --            (0.32)              --
                                                                    -----------     ------------     ------------     ------------
     Net income .............................................       $      0.74     $       0.57     $       1.71     $       1.49
                                                                    ===========     ============     ============     ============
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